UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2018

GASTAR EXPLORATION INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-35211	38-3531640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1331 LAMAR STREET, SUITE 650
HOUSTON, TEXAS 77010
(Address of principal executive offices)

(713) 739-1800

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.03Material Modification of Rights of Security Holders.

The information set forth below in Item 8.01 of this Form 8-K regarding the Interim Order Approving Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Common Stock and Preferred Stock [Docket No. 71] is incorporated herein by reference.

SECTION 8 – OTHER EVENTS

Interim Order Approving Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Common Stock and Preferred Stock [Docket No. 71]

As previously announced, on October 31, 2018, Gastar Exploration Inc. (the “Gastar”) and its subsidiary (together with Gastar, the “Company”) commenced chapter 11 proceedings and filed a prepackaged plan of reorganization (the “Plan”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the U.S. Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). The Company’s Chapter 11 cases are being jointly administered under the caption In re Gastar Exploration Inc., et al, Case No. 18-18-36057.

The Company today announced that, on November 1, 2018, the Bankruptcy Court entered the Interim Order (I) Approving Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Common Stock and Preferred Stock and (II) Granting Related Relief [Docket No. 71] (the “Order”).  The Order sets forth the procedures (including notice requirements) that certain holders (collectively, the “Stockholders”) of Gastar’s common stock, par value $0.001 per share (the “Common Stock”), Series A Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), and Series B Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock” and, together with the Series A Preferred Stock, the “Preferred Stock”) and potential Stockholders must comply with regarding transfers of, or declarations of worthlessness with respect to, the Common Stock, the Preferred Stock and certain obligations with respect to notifying the Company with respect to current stock ownership (collectively, the “Procedures”). The terms and conditions of the Procedures were immediately effective and enforceable upon entry of the Order by the Bankruptcy Court.

Any actions in violation of the Procedures (including the notice requirements) are null and void ab initio, and (a) the person or entity making such a transfer will be required to take remedial actions specified by the Company to appropriately reflect that such transfer of the Company’s Common Stock or Preferred Stock is null and void ab initio and (b) the person or entity making such a declaration of worthlessness with respect to the Company’s Common Stock or Preferred Stock will be required to file an amended tax return revoking such declaration and any related deduction to reflect that such declaration is void ab initio.

The foregoing description of the Order is qualified in its entirety by reference to the Interim Order Approving Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Common Stock and Preferred Stock [Docket No. 71] filed as Exhibit 99.1 hereto and incorporated herein by reference.

A copy of the Procedures is included in the Order attached hereto as Exhibit 99.1.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

The following is a list of exhibits filed as part of this Form 8-K:

Exhibit No.	Description of Document

99.1	Interim Order Approving Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Common Stock and Preferred Stock [Docket No. 71].

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2018	GASTAR EXPLORATION INC.

	By:	/s/ Michael A. Gerlich
Michael A. Gerlich
Senior Vice President and Chief Financial Officer